Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement (Form S-3) of Super League Enterprise, Inc. and Subsidiaries (the “Company”) of our report dated March 31, 2026, relating to the consolidated financial statements of the Company as of December 31, 2025 and 2024 and for the years then ended, appearing in the Company’s Annual Report on Form 10-K for the years ended December 31, 2025 and 2024.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

Whippany, New Jersey

June 12, 2026